Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2021

FOURTH-QUARTER AND YEAR END OPERATING RESULTS

•	Fourth-quarter reported net sales increased 21.4 percent year-over-year to $1.56 billion, and internal sales increased 23.5 percent.
•	Fourth-quarter GAAP earnings of $0.30 per diluted share and adjusted earnings per share of $0.38 per diluted share.
•	Fiscal 2021 reported net sales increased 7.7 percent compared to fiscal 2020, and internal sales increased 8.2 percent.
•	Fiscal 2021 Dental segment internal sales increased 10.4 percent and fiscal 2021 Animal Health segment internal sales increased 7.7 percent.
•	Delivered fiscal 2021 GAAP earnings of $1.61 per diluted share and adjusted earnings[1] of $1.91 per diluted share, an increase of 23.2 percent over fiscal 2020.
•	Issues fiscal 2022 GAAP earnings guidance of $1.61 to $1.76 per diluted share and adjusted earnings[1] range of $1.90 to $2.05 per diluted share.

St. Paul, Minn. — June 23, 2021 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.56 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 24, 2021, an increase of 21.4 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 23.5 percent.

Reported net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2021 was $28.8 million, or $0.30 per diluted share, compared to a reported net loss attributable to Patterson Companies, Inc. of $608.6 million, or $6.44 per diluted share, in the fourth quarter of fiscal 2020. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, an investment loss and goodwill impairment totaled $36.6 million for the fourth quarter of fiscal 2021, or $0.38 per diluted share, compared to $41.1 million in the same quarter of fiscal 2020, or $0.43 per diluted share. The reported net income and adjusted net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2021 included the after-tax impact of Covid-related inventory adjustments and a LIFO adjustment, both within our Dental segment, of approximately $18.2 million or $0.19 per diluted share.

“Patterson delivered strong performance during our 2021 fiscal year as we navigated the historic challenges posed by the Covid-19 pandemic to support our customers across our end markets,” said Mark Walchirk, President and CEO of Patterson Companies. “We grew our full-year adjusted EPS by 23 percent over the prior year through driving strong top line growth, operational excellence and disciplined expense management.”

“I am incredibly proud of our entire Patterson team for living our values and supporting our customers and business partners through the challenges of this past year. Looking ahead, we expect business conditions in our end markets to continue improving, and we remain focused on delivering top line growth and margin improvement. Additionally, our strengthened balance sheet provides us with the flexibility to consider strategic investments that will help accelerate growth and value creation for our shareholders.”

Patterson Dental

Reported net sales in our Dental segment for the fourth quarter of fiscal 2021, which represented approximately 40 percent of total company sales, were $616.0 million compared to $409.6 million in the fourth quarter of last year.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Internal sales increased 49.1 percent compared to the fiscal 2020 fourth quarter, including 53.1 percent growth in consumables and 63.0 percent growth in equipment and software.

Patterson Animal Health

Reported net sales in our Animal Health segment for the fourth quarter of fiscal 2021, which comprised approximately 60 percent of the company’s total sales, were $939.3 million compared to $853.2 million in the fourth quarter of last year. Internal sales for the segment increased 13.8 percent from the fiscal 2020 fourth quarter with companion animal posting internal sales growth of 29.6 percent compared to the same period one year ago.

Full-Year Fiscal 2021 Results

Consolidated reported net sales for fiscal 2021 totaled $5.91 billion, a 7.7 percent year-over-year increase. Internal sales for fiscal 2021 increased 8.2 percent compared to fiscal 2020. Reported net income attributable to Patterson Companies, Inc. in fiscal 2021 was $156.0 million, or $1.61 per diluted share, compared to a net loss attributable to Patterson Companies, Inc, of $588.4 million, or $6.25 per diluted share in fiscal 2020. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs, investment (gain) loss and goodwill impairment, totaled $185.0 million, or $1.91 per diluted share. This compares to $147.6 million, or $1.55 per diluted share in fiscal 2020, representing a 23.2 percent increase year-over-year.

Balance Sheet and Capital Allocation

During the full year of fiscal 2021, Patterson Companies used $730.5 million of cash from operating activities and collected deferred purchase price receivables of $834.0 million, netting $103.5 million in cash, compared to a total of $297.4 million during the full year of fiscal 2020. The previous year period contained a trade accounts receivable facility amount of $29.0 million. Free cash flow1 (see definition below and attached free cash flow table) generated during fiscal 2021 was $77.7 million, which was $148.9 million lower than fiscal 2020 primarily due to an increased level of working capital during fiscal 2021.

In the fourth quarter of fiscal 2021, Patterson Companies declared a quarterly cash dividend of $0.26 per share. For the full year of fiscal 2021, Patterson returned $75.2 million in cash dividends to shareholders.

Fiscal 2022 Guidance

Patterson Companies today announced its fiscal 2022 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.61 to $1.76 per diluted share.
•	Non-GAAP adjusted earnings[1] are expected to be in the range of $1.90 to $2.05 per diluted share.
•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

- Deal amortization expenses of approximately $28.2 million ($0.29 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions, dispositions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions will improve over those experienced in fiscal 2021 and not revert back to the pandemic environment of early fiscal 2021.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income (loss), income (loss) before taxes, income

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

tax expense (benefit), net income (loss), net income (loss) attributable to Patterson Companies, Inc. and diluted earnings (loss) per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs, discrete tax matters, investment (gain) loss and goodwill impairment, along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures less the one-time benefit from the initiation of our trade accounts receivables facilities plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth-quarter and full year performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Fourth-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2021 fourth-quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2021 fourth quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 2782998 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; the COVID-19 pandemic and measures taken in response thereto; general economic conditions, including political and economic uncertainty; risks from disruption to our information systems; our ability to comply with restrictive covenants in our amended credit agreement; our dependence on relationships with sales representatives, service technicians and customers; our ability to realize the long-term strategic benefits of our acquisition of Animal Health International; potential disruption of distribution capabilities, including service issues with third-party shippers; our ability to provide our sales force and customers with the latest technology; our dependence on suppliers for the manufacture and supply of the products we sell; material changes in our purchasing relationship with suppliers; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring other businesses; the risk that our acquired technology or developed technology might not be successful in maintaining or gaining customers; litigation risks, including new or unanticipated litigation developments and new or unanticipated regulatory investigations; changes in consumer preferences; regulatory restrictions; the cyclicality of the livestock market; the outbreak of an infectious disease within the production animal or companion animal population; pressure from animal rights groups; adverse changes in supplier rebates; fluctuations in quarterly financial results; volatility in the price of our stock; risks from the expansion of customer purchasing power; increases in over-the-counter sales of companion animal products; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; cyberattacks or other privacy or data security breaches; the risk of the products we sell becoming obsolete or containing undetected errors; volatility in the financial markets; our dependence on our senior management; our dependence on leadership development and succession planning; disruptions from our enterprise resource planning system; risks associated with shareholder activism; the risk of being required to record impairment charges; the risk of audit by tax authorities; risks associated with interest rate fluctuations; and the risk that our governing documents and Minnesota law may discourage takeovers and business combinations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, as amended and supplemented by our Quarterly Report on Form 10-Q for the quarterly period ended October 24, 2020, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 24, 2021	April 25, 2020	April 24, 2021	April 25, 2020
Net sales	$1,561,793	$1,286,461	$5,912,066	$5,490,011
Gross profit	304,405	294,032	1,203,130	1,197,410
Operating expenses	267,057	233,440	992,523	1,094,474
Goodwill impairment	—	675,055	—	675,055

Operating income (loss)	37,348	(614,463)	210,607	(572,119)
Other income (expense):
Other income (expense), net	4,028	(10,994)	13,608	23,499
Interest expense	(5,680)	(7,467)	(24,284)	(41,787)

Income (loss) before taxes	35,696	(632,924)	199,931	(590,407)
Income tax expense (benefit)	7,182	(24,127)	44,822	(1,040)

Net income (loss)	28,514	(608,797)	155,109	(589,367)
Net loss attributable to noncontrolling interests	(241)	(211)	(872)	(921)

Net income (loss) attributable to Patterson Companies, Inc.	$28,755	$(608,586)	$155,981	$(588,446)

Earnings (loss) per share attributable to Patterson Companies, Inc.:
Basic	$0.30	$(6.44)	$1.63	$(6.25)

Diluted	$0.30	$(6.44)	$1.61	$(6.25)

Weighted average shares:
Basic	95,977	94,462	95,599	94,154
Diluted	97,393	94,462	96,664	94,154
Dividends declared per common share	$0.26	$0.26	$1.04	$1.04

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 24, 2021	April 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$143,244	$77,944
Receivables, net	449,235	416,523
Inventory	736,778	812,194
Prepaid expenses and other current assets	286,672	236,104

Total current assets	1,615,929	1,542,765
Property and equipment, net	219,438	303,725
Operating lease right-of-use assets, net	77,217	79,021
Goodwill and identifiable intangibles, net	419,576	452,229
Long-term receivables, net and other	419,351	337,610

Total assets	$2,751,511	$2,715,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$609,264	$862,093
Other accrued liabilities	294,400	182,099
Operating lease liabilities	32,252	30,706
Current maturities of long-term debt	100,750	—
Borrowings on revolving credit	53,000	—

Total current liabilities	1,089,666	1,074,898
Long-term debt	487,545	587,766
Non-current operating lease liabilities	48,318	49,854
Other non-current liabilities	161,311	166,388

Total liabilities	1,786,840	1,878,906
Stockholders’ equity	964,671	836,444

Total liabilities and stockholders’ equity	$2,751,511	$2,715,350

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 24, 2021	April 25, 2020
Operating activities:
Net income (loss)	$155,109	$(589,367)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	78,896	82,182
Investment gain	—	(34,334)
Goodwill impairment	—	675,055
Non-cash employee compensation	30,488	37,354

Accelerated amortization of debt issuance costs on early retirement of debt	—	8,984
Non-cash losses (gains) and other, net	1,318	—
Change in assets and liabilities:
Receivables	(916,694)	(540,065)
Inventory	91,193	(59,258)
Accounts payable	(268,338)	219,613
Accrued liabilities	85,849	25,474
Long term receivables	(5,801)	(7,156)
Other changes from operating activities, net	17,461	(62,026)

Net cash used in operating activities	(730,519)	(243,544)

Investing activities:
Additions to property and equipment	(25,788)	(41,809)
Collection of deferred purchase price receivables	833,958	540,944
Other investing activities	2,493	—

Net cash provided by investing activities	810,663	499,135

Financing activities:
Dividends paid	(75,183)	(100,442)
Proceeds from issuance of long-term debt, net	—	296,700
Payments on long-term debt	—	(460,840)
Draw on revolving credit	53,000	—
Other financing activities	(462)	(6,647)

Net cash used in financing activities	(22,645)	(271,229)

Effect of exchange rate changes on cash	7,801	(2,064)

Net change in cash and cash equivalents	65,300	(17,702)
Cash and cash equivalents at beginning of period	77,944	95,646

Cash and cash equivalents at end of period	$143,244	$77,944

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 24, 2021	April 25, 2020[1]	Total Sales Growth	Foreign Exchange Impact	Other[2]	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,262,772	$1,061,273	19.0%	1.6%	(4.3)%	21.7%
Equipment and software	206,190	127,738	61.4	1.6	—	59.8
Value-added services and other	92,831	97,450	(4.7)	0.6	—	(5.3)

Total	$1,561,793	$1,286,461	21.4%	1.5%	(3.6)%	23.5%

Dental
Consumable	$357,248	$231,551	54.3%	1.2%	—%	53.1%
Equipment and software	182,938	110,927	64.9	1.9	—	63.0
Value-added services and other	75,846	67,116	13.0	0.5	—	12.5

Total	$616,032	$409,594	50.4%	1.3%	—%	49.1%

Animal Health
Consumable	$905,524	$829,722	9.1%	1.7%	(5.5)%	12.9%
Equipment and software	23,252	16,811	38.3	—	—	38.3
Value-added services and other	10,541	6,708	57.1	3.4	—	53.7

Total	$939,317	$853,241	10.1%	1.7%	(5.4)%	13.8%

Corporate
Value-added services and other	$6,444	$23,626	(72.7)%	—%	—%	(72.7)%

Total	$6,444	$23,626	(72.7)%	—%	—%	(72.7)%

1 Certain sales were reclassified between categories to conform to the current period presentation.

2 Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 24, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 24, 2021	April 25, 2020[1]	Total Sales Growth	Foreign Exchange Impact	Other[2]	Internal Sales Growth
Twelve Months Ended
Consolidated net sales
Consumable	$4,748,441	$4,374,829	8.5%	0.6%	(1.3)%	9.2%
Equipment and software	822,267	749,390	9.7	0.3	—	9.4
Value-added services and other	341,358	365,792	(6.7)	0.2	—	(6.9)

Total	$5,912,066	$5,490,011	7.7%	0.5%	(1.0)%	8.2%

Dental
Consumable	$1,314,261	$1,141,189	15.2%	0.3%	—%	14.9%
Equipment and software	731,132	677,677	7.9	0.3	—	7.6
Value-added services and other	281,628	283,056	(0.5)	0.1	—	(0.6)

Total	$2,327,021	$2,101,922	10.7%	0.3%	—%	10.4%

Animal Health
Consumable	$3,434,180	$3,233,640	6.2%	0.7%	(1.7)%	7.2%
Equipment and software	91,135	71,713	27.1	—	—	27.1
Value-added services and other	34,679	30,900	12.2	1.5	—	10.7

Total	$3,559,994	$3,336,253	6.7%	0.7%	(1.7)%	7.7%

Corporate
Value-added services and other	$25,051	$51,836	(51.7)%	—%	—%	(51.7)%

Total	$25,051	$51,836	(51.7)%	—%	—%	(51.7)%

1 Certain sales were reclassified between categories to conform to the current period presentation.

2 Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 24, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME (LOSS) BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 24, 2021	April 25, 2020	April 24, 2021	April 25, 2020
Operating income (loss)
Dental	$29,227	$32,846	$201,244	$168,304
Animal Health	32,518	(645,979)	88,123	(594,743)
Corporate	(24,397)	(1,330)	(78,760)	(145,680)

Total	$37,348	$(614,463)	$210,607	$(572,119)

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 24, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating income (loss)	$37,348	$9,261	$1,090	$—	$—	$—	$—	$47,699
Other expense, net	(1,652)	—	—	—	—	—	—	(1,652)

Income (loss) before taxes	35,696	9,261	1,090	—	—	—	—	46,047
Income tax expense (benefit)	7,182	2,196	273	—	—	—	—	9,651

Net income (loss)	28,514	7,065	817	—	—	—	—	36,396
Net loss attributable to noncontrolling interests	(241)	—	—	—	—	—	—	(241)

Net income (loss) attributable to Patterson Companies, Inc.	$28,755	$7,065	$817	$—	$—	$—	$—	$36,637

Weighted average shares*	97,393							97,393
Diluted earnings (loss) per share attributable to Patterson Companies, Inc.**	$0.30	$0.07	$0.01	$—	$—	$—	$—	$0.38

Operating income (loss) as a % of sales	2.4%							3.1%
Effective tax rate	20.1%							21.0%

For the three months ended April 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating income (loss)	$(614,463)	$9,252	$2,000	$—	$—	$—	$675,055	$71,844
Other expense, net	(18,461)	—	—	—	—	623	—	(17,838)

Income (loss) before taxes	(632,924)	9,252	2,000	—	—	623	675,055	54,006
Income tax expense (benefit)	(24,127)	2,201	500	—	—	156	34,428	13,158

Net income (loss)	(608,797)	7,051	1,500	—	—	467	640,627	40,848
Net loss attributable to noncontrolling interests	(211)	—	—	—	—	—	—	(211)

Net income (loss) attributable to Patterson Companies, Inc.	$(608,586)	$7,051	$1,500	$—	$—	$467	$640,627	$41,059

Weighted average shares*	94,462							95,394
Diluted earnings (loss) per share attributable to Patterson Companies, Inc.**	$(6.44)	$0.07	$0.02	$—	$—	$—	$6.72	$0.43

Operating income (loss) as a % of sales	(47.8)%							5.6%
Effective tax rate	3.8%							24.4%

* When we present GAAP or non-GAAP net loss attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are not included in the diluted EPS calculation because they would have an anti-dilutive impact on EPS. When we present GAAP or non-GAAP net income attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are included in the diluted EPS calculation.

** May not sum due to rounding and difference in weighted average shares used to calculate diluted earnings (loss) per share.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the twelve months ended April 24, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt- related costs	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating income (loss)	$210,607	$37,002	$1,090	$—	$—	$—	$—	$248,699
Other expense, net	(10,676)	—	—	—	—	—	—	(10,676)

Income (loss) before taxes	199,931	37,002	1,090	—	—	—	—	238,023
Income tax expense (benefit)	44,822	8,792	273	—	—	—	—	53,887

Net income (loss)	155,109	28,210	817	—	—	—	—	184,136
Net loss attributable to noncontrolling interests	(872)	—	—	—	—	—	—	(872)

Net income (loss) attributable to Patterson Companies, Inc.	$155,981	$28,210	$817	$—	$—	$—	$—	$185,008

Weighted average shares*	96,664							96,664
Diluted earnings (loss) per share attributable to Patterson Companies, Inc.**	$1.61	$0.29	$0.01	$—	$—	$—	$—	$1.91

Operating income (loss) as a % of sales	3.6%							4.2%
Effective tax rate	22.4%							22.6%

For the twelve months ended April 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs ‡	Accelerated debt- related costs	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating income (loss)	$(572,119)	$37,010	$15,461	$81,254	$—	$—	$675,055	$236,661
Other expense, net	(18,288)	—	—	—	9,943	(33,711)	—	(42,056)

Income (loss) before taxes	(590,407)	37,010	15,461	81,254	9,943	(33,711)	675,055	194,605
Income tax expense (benefit)	(1,040)	8,802	3,870	7,113	2,486	(7,728)	34,428	47,931

Net income (loss)	(589,367)	28,208	11,591	74,141	7,457	(25,983)	640,627	146,674
Net loss attributable to noncontrolling interests	(921)	—	—	—	—	—	—	(921)

Net income (loss) attributable to Patterson Companies, Inc.	$(588,446)	$28,208	$11,591	$74,141	$7,457	$(25,983)	$640,627	$147,595

Weighted average shares*	94,154							95,059
Diluted earnings (loss) per share attributable to Patterson Companies, Inc.**	$(6.25)	$0.30	$0.12	$0.78	$0.08	$(0.27)	$6.74	$1.55

Operating income (loss) as a % of sales	(10.4)%							4.3%
Effective tax rate	0.2%							24.6%

‡ Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc., costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the then-probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $5,288 related to other legal proceedings.

* When we present GAAP or non-GAAP net loss attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are not included in the diluted EPS calculation because they would have an anti-dilutive impact on EPS. When we present GAAP or non-GAAP net income attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are included in the diluted EPS calculation.

** May not sum due to rounding and difference in weighted average shares used to calculate diluted earnings (loss) per share.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 24, 2021	April 25, 2020
Net cash used in operating activities	$(730,519)	$(243,544)
Additions to property and equipment	(25,788)	(41,809)
Collection of deferred purchase price receivables	833,958	540,944
Impact of trade account receivables facility	—	(29,000)

Free cash flow	$77,651	$226,591